Exhibit 99.1

Dycom Industries, Inc.

11770 U.S. Highway 1, Suite 101 / Palm Beach Gardens, Florida 33408 / (561) 627-7171

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO

Richard L. Dunn, Senior Vice President and CFO

Palm Beach Gardens, Florida		(561) 627-7171	September 14, 2006

DYCOM ACQUIRES CABLE EXPRESS HOLDING COMPANY AND ANNOUNCES
A CONFERENCE CALL TO DISCUSS THE ACQUISITION

PALM BEACH GARDENS, FLORIDA (September 14, 2006) – DYCOM INDUSTRIES, INC. (NYSE: DY) announced today that it had acquired Cable Express Holding Company and its subsidiaries (“Cable Express”), including Broadband Installation Services, Inc. Cable Express installs and maintains customer premise equipment, including set top boxes and cable modems, for leading cable multiple system operators. Dycom purchased Cable Express for cash of approximately $54.7 million and $8.7 million of assumed indebtedness. The cash portion of the acquisition was financed from cash on hand and borrowings under Dycom’s revolving credit facility. Cable Express will operate as a wholly owned subsidiary of Dycom.

Cable Express Holding Company was a portfolio company of H.I.G. Capital, LLC, a private equity firm based in Miami, Florida with over $2.5 billion in equity capital under management.

A Tele-Conference call to discuss this acquisition will be hosted at 9:00 a.m. (ET), Monday, September 18, 2006; call 800-553-0358 (United States) or 612-332-0932 (International) and request the “Dycom Recent Acquisition” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Wednesday, October 18, 2006.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.